SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported   April 27, 2005

NASSDA CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33291	77-0494462
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 San Tomas Expressway, Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 27, 2005, Nassda Corporation (“Nassda”) issued a press release announcing that at its annual meeting of stockholders held on Wednesday, April 27, 2005, its stockholders voted to adopt and approve a merger agreement pursuant to which Nassda will be merged with and into a wholly owned subsidiary of Synopsys, Inc.  Subject to the satisfaction of the remaining closing conditions including the termination of the anti-trust review of the transaction by the Federal Trade Commission, the merger is currently expected to be completed on or about May 4, 2005.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

99.1	Press Release, dated April 27, 2005, of Nassda Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2005

NASSDA CORPORATION

	By:	/s/ Sang S. Wang
Sang S. Wang
Chairman and Chief Executive Officer

	By:	/s/ Tammy S. Liu
Tammy S. Liu
Chief Financial Officer and Vice President, Finance and Administration